Exhibit 13.1

For Intended Recipient Use Only • Not For Distribution • Private and Confidential Prolonging life and enhancing life quality of transplanted patients

2 Presentation Content This presentation is Private & Confidential. No part of this presentation or the information contained herein may be reproduc ed, photocopied, redistributed or passed on, directly or indirectly, to any other person, or published, in whole or in part, for any purpose. No Offer or Solicitation of Offer This presentation is for informational purposes only. This presentation does not constitute an offer to sell or a solicitatio n o f an offer to buy any securities, nor shall it or any part of it, or the fact of its distribution, form the basis of or be relied on in any way in con nection with any sale of securities. Forward - Looking Statements This presentation contains forward - looking statements that are subject to many risks and uncertainties. Forward looking statemen ts include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other thi ngs, our ongoing and planned product development; our intellectual property position; our ability to develop commercial functions; expectations re gar ding product launch and revenue; our results of operations, cash needs, spending, financial condition, liquidity, prospects, growth and strategie s; the industry in which we operate; and the trends that may affect the industry or us. Although we believe we have a reasonable basis for each forward - look ing statement, we caution you that forward - looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity may differ materially from the forward - looking statements contained in this presentation. Any forward - looking statements that we make in this presentation speak only as of the date of such statement, and we undertake n o obligation to update such statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of un anticipated events. Notice

3 • Prolonging life and enhancing life quality of transplanted patients • Developing novel approach utilizing the body’s natural process to train recipient’s immune system to accept transplanted tissues and organs without indiscriminately suppressing the immune system Mission

4 Leonard Bailey M.D. and Loma Linda University CLICK TO PLAY CLICK TO PLAY ADi Technology background (pre ADiTxT): • Over 20 years of R&D • $5M total funding including $3M in DOD grant • Co - founder and Chairman of Board • Retired Surgeon - in - Chief of Loma Linda University (LLU) Children’s Hospital • Pioneer in organ transplantation • Vision for infant heart transplantation for babies with hypoplastic left heart syndrome • Performed first successful human to human heart transplantation in a newborn baby • Headed LLU’s Transplant team that conducted preclinical development of therapeutic solution to modulate immune system in order to accept transplant organs

5 Significant unmet medical need for therapeutically induced immune tolerance • Immune system continues to pose greatest challenge to transplantation • Immune suppression does not address chronic rejection • Current levels of immune suppression lead to significant undesirable side effects • Hypersensitivity caused by initial transplant procedure complicates future organ transplantation Challenges with Tissue and Organ Transplantation

6 ADi Technology Platform Apoptotic DNA Immunotherapy ( ADi ) • Nucleic acid based technology • Uses apoptosis , a natural process of “immune tolerance” by the body, to promote organ acceptance by re - training the immune system to recognize the transplanted organ as “self” • Selectively suppresses only those immune cells involved in the rejection of tissue and organ transplants • Retrains immune system to be accepting of transplanted tissue or organ • Novel approach utilizes two molecules designed to induce tolerance

1. Injection of DNA vaccine Skin Apoptotic cells carrying antigen of interest 2. Cells in skin pick up DNA vaccine molecules and become apoptotic 3. Apoptotic cells carrying antigen recruit dendritic cells, which engulf and process apoptotic cells, and become tolerogenic How It Works Click to Play Tolerogenic Dendritic Cells Regulatory T cells Draining Lymph Node & Spleen 4. Tolerogenic dendritic cells travel to lymph nodes and spleen to train the immune system to become tolerant to the antigen of interest 5. Selective suppression of immune cells and acceptance of grafted tissues

7 ADi : Potential Key Differentiators • Injected in minute amounts directly into skin where targeted cells of immune system reside • No hospitalization required • Potentially better safety profile as DNA based therapeutics are generally considered safe • Streamlined manufacturing and storage

8 Intellectual Property Portfolio ADi technology and its various components protected by multiple families of patents and patent applications, including several U.S. and non-U.S. issued patents. Patent portfolio licensed from Loma Linda University 6 U.S. patents 3 U.S. pending patent applications 54 foreign patents 12 foreign pending patent applications Patent coverage extends to at least 2031

9 ADi : Preclinical Models Key findings • Does not rely on single mechanistic approach • Activates key immune cells known to maintain tolerance • Successfully applied to stringent transplantation model • Potential to be safely and repeatedly administered to achieve full therapeutics effect Skin allograft model selected for Proof of Concept • Skin is largest organ in humans • Most stringent model for testing any product candidates for transplantation • Easier model to monitor effectiveness in prolonging graft survival • Challenging tissue to induce tolerance

10 Intellectual Property Portfolio ADi technology and its various components protected by multiple families of patents and patent applications, including several U.S. and non - U.S. issued patents Patent portfolio licensed from Loma Linda University • 6 U.S. patents • 3 U.S. pending patent applications • 57 foreign patents • 12 foreign pending patent applications Patent coverage extends to 2031

ADiTxT 11

Our Team



Amro Albanna - *Co-founder and CEO*

Founded multiple technology startups in various sectors including software, hardware, and medical devices. Led private and public financing and positioned companies for mergers and acquisitions.



Leonard Bailey, MD - *Co-founder and Chairman of the Board*

Retired Surgeon-in-Chief of Loma Linda University Children's Hospital. Developed vision for infant heart transplantation for babies with hypoplastic left heart syndrome. Performed the first successful human to human heart transplantation in a newborn baby.



Shahrokh Shabahang, MS, PhD – *Co-founder and Chief Technology Officer*

Founded multiple biotech startups with experience in commercializing new life science technologies. Inventor of seven issued patents in life sciences. Expert in immunology and immune tolerance.



David Briones - *Interim CFO*

Managed the public company and hedge fund at Bartolomei Pucciarelli (LLC). Former auditor with PricewaterhouseCoopers LLP specialized in the financial services group, and most notably worked on MONY Group, Prudential Financial, and MetLife initial public offerings.



Waldo Concepcion, MD – *Clinical Advisor*

Pediatric and adult liver and kidney transplant surgeon for 31 years. Co-developed Liver Transplant Program at California Pacific Medical Center, founded Pediatric Liver Program at Loma Linda University, and served as Director over the Multi-Organ Transplant Program.

12 Development Roadmap There can be no assurance that the projected product development plan can be successfully executed. • GMP Manufacturing • Safety/Toxicology (TOX) Studies • Investigational New Drug (IND) Submission to FDA • Clinical Phase I/II – First - in - Human (FIH) Study • Dose Optimization IND - Enabling Preclinical Development Phase I/II 18 Months IND Approval 18 Months $6M $4M

13 Key Business Partners Lead Bank Network 1 Audit dbbMcKennon Legal Sheppard, Mullin, Richter & Hampton LLP IP Law Firm Seed IP Investor Relations & Public Relations ICR

14 Offering Summary Issuer ADiTx Therapeutics.Inc Exchange/Ticker NASDAQ Capital Market / ADTX Units ($6/unit) (i) 1 share Common Stock; and (ii) 1 Warrant to purchase 1 share of Common Stock, exercisable at $7.50 per share (3 year term) Units Offered 1,666,666 Maximum Offering Amount $10,000,000 Use of Proceeds $6,000,000 to reach IND $10,000,000 to complete first - in - human clinical trials Lock - Up Period 180 Days Active Bookrunners Network 1 Financial Securities

15 Investment Highlights Company Market Deal Structure

Contact Information ADiTx Therapeutics, Inc. Investor Relations ir@aditxt.com www.aditxt.com

REGULATION A+ LEGAL DISCLAIMER No money or other consideration is being solicited at this time, and if sent to ADiTx Therapeutics, Inc . , will not be accepted . No offer to buy securities in a Regulation A+ offering of ADiTx Therapeutics, Inc . can be accepted and no part of the purchase price can be received until ADiTx Therapeutics, Inc . ’s offering statement is qualified with the U . S . Securities and Exchange Commission (the “SEC”) . Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date . Any indications of interest in ADiTx Therapeutics, Inc . ’s offering involves no obligation or commitment of any kind . An offering statement on Form 1 - A relating to these securities has been filed with the SEC . A copy of ADiTx Therapeutics, Inc . ’s preliminary Offering Statement on Form 1 - A can be found at https : //www . sec . gov/cgi - bin/browse - edgar?company=ADiTx&owner=exclude&action=getcompany